                      CONSENT OF WRIGHT & COMPANY, INC.

                                                               Exhibit 24(d)



                 CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS



     Wright & Company, Inc. hereby consents to the use of our analysis relating to the 1998 oil and gas reserves at October 1, 1998 of Atlas America, Inc. for use in the Pre-Effective Amendment No. 2 to Form SB-2 Registration Statement of ATLAS-ENERGY FOR THE NINETIES-PUBLIC #8 LTD. (Registration No. 333-82398), and to all references to Wright & Company, Inc. as having prepared such analysis and as an expert concerning such analysis.




                                       Wright & Company, Inc.


                                       /s/ Wright & Company, Inc.
                                       --------------------------



Wright & Company, Inc.
Brentwood, TN
September 24, 1999